EXHIBIT 4.2

NEOSE TECHNOLOGIES, INC.

BOARD RESOLUTIONS
AMENDMENT OF SHAREHOLDER RIGHTS PLAN

December 3, 1998

                    RESOLVED, that, pursuant to and in accordance with Section 26 of the Rights Agreement dated as of September 26, 1997 between the Company and American Stock Transfer & Trust Company, as Rights Agent (the “Rights Agent”),  the Board of Directors hereby deems it advisable to amend such agreement, and that the Amended and Restated Rights Agreement dated as of December 3, 1998 between the Company and the Rights Agent (as so amended and restated, the “Amended and Restated Rights Agreement”), substantially in the form presented to the Board of Directors, is hereby approved.

                    RESOLVED, that the Chairman of the Board, the Chief Executive Officer, the President, any Vice President and any other appropriate officers of the Company are hereby authorized to execute and deliver the Amended and Restated Rights Agreement, substantially in the form  presented to the Board of Directors, with such modifications as the officer so acting determines with the advice of counsel to be in the best interests of the Company, such determination to be conclusively evidenced by his execution and delivery of the Amended and Restated Rights Agreement.

                    RESOLVED, that the appropriate officers of the Company are hereby authorized, subject to the terms of the Amended and Restated Rights Agreement, to take any or all of the following actions on behalf of the Company:

                               (1)  To file with the Securities and Exchange Commission and all appropriate agencies of any State or States of the United States of America, a Registration Statement or Statements, any related Prospectus or Prospectuses, a Current Report on Form 8-K, any application or applications, any report or reports and any other papers and instruments with respect to the Amended and Restated Rights Agreement, such documents to be in such form as may be approved by the officer or officers executing any of the foregoing, whose execution thereof shall be conclusive evidence of such approval, and to file amendments or supplements to any of the foregoing and to take all such further action (including, without limitation, the preparation and filing of one or more Registration Statements, or of amendments to existing Registration Statements, relating to shares of Common Stock of the Company to be issued pursuant to the Company’s 1995 Stock Option/Stock Issuance Plan and any other employee benefit plan of the Company and the execution and filing of all requisite surety bonds and irrevocable consents and appointments of attorneys for service of process) as the officer so acting may deem necessary, desirable or appropriate so that the foregoing shall become effective;

                               (2)  To adopt on behalf of the Board of Directors the form of any resolution required by any authority to be filed in connection with any applications, consents to service, issuer’s covenants or other documents if (a) in the opinion of the officers executing the same, with the advice of counsel, the adoption of such resolutions is necessary, appropriate or desirable, and (b) the Secretary or an Assistant Secretary evidences such adoption by inserting in the minute book of the Company following the minutes of this meeting copies of such resolutions, which will thereupon be deemed to have been adopted by this Board of Directors with the same force and effect as if presented at this meeting;

                               (3)  To execute such other certificates, instruments and documents and take such action as may be necessary, desirable or appropriate in connection with the Amended and Restated Rights Agreement as the acting officer or officers deem appropriate; and

                               (4)  To take or cause to be taken any and all such further actions and to execute and deliver or cause to be executed and delivered any and all such other applications, certificates, documents, agreements and other instruments, including without limitation indemnity agreements (as such may be required by any stock exchange), and to incur and pay all such fees and expenses as, in the judgment of the officer or officers so acting, may be necessary, desirable or appropriate to carry into effect the purpose and intent of this and any and all of the foregoing resolutions.